UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

56-0906609

(IRS Employer Identification No.)

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-133852

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Strategic Accelerated Redemption Securities®, Linked to the SPDR® Gold Trust, due May 3, 2011	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Bank of America Corporation Strategic Accelerated Redemption Securities®, Linked to the SPDR® Gold Trust, due May 3, 2011 (the “Notes”). A description of the Notes registered hereunder is set forth under the caption “Description of Debt Securities” in the prospectus included in the Registrant’s Form S-3 Registration Statement (Registration No. 333-133852) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2006; as supplemented by the information under the caption “Description of the Notes” in the Registrant’s prospectus supplement dated April 10, 2008 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference; as supplemented by the information under the captions “Risk Factors” and “Description of the Notes” in the Registrant’s Product Supplement No. STR-1 dated January 2, 2009 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference; as supplemented by the information included in the Registrant’s Preliminary Term Sheet, subject to completion, dated April 1, 2009, which information is incorporated herein by reference; and as supplemented by the information included in the Registrant’s Term Sheet No. 104 to be filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which will contain the final terms and provisions of the Notes, including the principal amount and maturity date of the Notes, which information is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1	Form of Registrant’s Global Senior Notes, incorporated herein by reference to Exhibit 4.11 of the Registrant’s Current Report on Form 8-K filed April 15, 2008.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533) filed February 1, 1995; as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: April 28, 2009	By:	/s/ B. Kenneth Burton, Jr.
B. Kenneth Burton, Jr.
Senior Vice President

Exhibit Index

4.1	Form of Registrant’s Global Senior Notes, incorporated herein by reference to Exhibit 4.11 of the Registrant’s Current Report on Form 8-K filed April 15, 2008.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533) filed February 1, 1995; as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

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